UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008

BLACKROCK, INC.
(Exact name of registrant as specified in Charter)

DELAWARE	001-33099	32-0174431
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

40 East 52nd Street, New York, New York		10022
(Address of principal executive officers)		(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	Departure of Principal Financial Officer

On June 26, 2008, BlackRock, Inc. (the “Company”) announced that Paul L. Audet, acting Chief Financial Officer of the Company since March 2007, will cease to serve as Chief Financial Officer of the Company.  Mr. Audet, head of the Company’s Cash Management business since 2005, has been named Vice Chairman, with responsibility for overseeing the Company’s global Real Estate and Cash Management businesses.  In addition, Mr. Audet will serve as a senior advisor on corporate matters and remain a member of the Company’s Executive Committee.

(c)	Appointment of Principal Financial Officer

On June 26, 2008, the Company announced that Ann Marie Petach has been named Chief Financial Officer and a member of the Company’s Executive Committee.  Ms. Petach joined the Company in March 2007 as a Managing Director and served as global head of Business Finance.

Prior to joining the Company, Ms. Petach, 47, had served as Vice President and Treasurer of Ford Motor Company since 2004, prior to which Ms. Petach served as Assistant Treasurer.  Ms. Petach’s responsibilities at Ford were global and included pension asset management, actuarial studies, banking, funding for Ford and Ford Credit, and risk management. Since joining Ford in 1984, Ms. Petach worked at two former joint ventures between Ford and Volkswagen, in Europe as Treasurer of AutoEuropa and in Brazil as Assistant Treasurer of AutoLatina.  Ms. Petach earned a BA degree in business and Spanish from Muhlenberg College in 1982, and an MBA degree from Carnegie Mellon University in 1984.

A copy of the press release announcing Mr. Audet’s new position and Ms. Petach’s appointment is attached as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of BlackRock, Inc. issued on June 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

Date: June 26, 2008
	By:	/s/ Daniel R. Waltcher
Name:	Daniel R. Waltcher
Title	Managing Director and Deputy General
Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of BlackRock, Inc. issued on June 26, 2008